Exhibit 10.3

                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, dated as of this 29th day of March, 1999, and having an "Effective Date" of March 29, 1999, is by and among SCHOOL SPECIALTY, INC., a Delaware corporation (the "Company") and BRIAN CHAPIN
("Employee").

                       RECITALS

      The Company desires to employ the Employee on the terms set forth in this Employment Agreement.

      NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                      AGREEMENTS

1.       Employment and Duties.
         The Company hereby agrees to employ the Employee and the Employee hereby accepts employment as the General Manager of the SmartStuff division of the Company and agrees to devote his full business time and efforts to the diligent and faithful performance of his duties as the General
         Manager hereunder under the direction of the Chief
         Executive Officer and/or the President of the Company.
         Such duties shall be performed from headquarters of the Company in the Portland, Oregon area.

2.       Term  of Employment.
         Unless sooner terminated as hereinafter provided, the term of the Employee's employment hereunder shall commence with and only with the Effective Date of this agreement and shall continue for a period of two (2) years. This
         Agreement may be terminated prior to the end of the Term in the manner provided herein. For the purpose of this Agreement, the term "Contract Year" shall mean the annual period commencing on the Effective Date.

3.       Compensation.
         For all services rendered by Employee, the Company shall compensate Employee as follows:

(a)          Base Salary.
             Effective on the date hereof, the base salary payable to Employee shall be One Hundred Fifty Thousand Dollars ($150,000.00) per year or such greater amount as determined from time to time by the Chief Executive Officer and/or the President of the Company (but not reviewed less frequently than on an annual basis), payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. It is understood that the base salary is a minimum amount, and shall not be reduced during the term of this Agreement.

(b)          Incentive Bonus.
             During the initial term and any extensions thereof, Employee shall be eligible to receive an incentive bonus based upon his participation in the Company's senior management bonus program as specified in Exhibit A as attached hereto. The first and last years of employment will be prorated. Said bonus program shall provide the Employee the opportunity for incentive compensation up to one hundred percent (100%) of his base salary.

(c)          Perquisites, Benefits, and Other Compensation.
             During the initial term and any extensions thereof, Employee shall be entitled to receive all perquisites and benefits as are customarily and generally provided by or at the direction of The Company, to its executive employees and executive employees of its subsidiaries, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board of Directors, President or the Chief Executive Officer of the Company.
             Notwithstanding the foregoing the Employee shall be permitted six (6) weeks of vacation during the calendar year of 1999. Beyond 1999 the standard vacation policy of the Company shall apply to the Employee. For the purpose of calculating the amount of vacation due the employee for years 2000 and forward the Employee shall be given credit for his time of employment with the Company prior to its acquisition by School Specialty, Inc.

(d)          Stock  Options.
             The Employee shall be granted a combination of options granted under the School Specialty, Inc, 1998 Stock Incentive Plan Incentive Stock Option Agreement ("ISO") (as defined and qualified under 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and School Specialty, Inc, 1998 Stock Incentive Plan Nonqualified Stock Option Agreement ("NSO") in a total amount not to exceed Seventy Five Thousand (75,000) shares of common stock of the Company (the "Option Shares"). The Employee shall have the right for sixty
             (60) days following the execution and delivery of this Employment Agreement to allocate among other employees of the Corporation and himself the Option Shares. At or before the end of that sixty (60) day period the Employee shall provide a list to the Company of the allocation of the Option Shares. The exercise price of these options shall be established as of the date of grant pursuant to the terms of the ISO and NSO. The Option Shares shall be composed of the maximum amount of shares permitted to be issued under the terms of the ISO with the balance to be issued under the terms of the NSO. The ability to purchase the Option Shares shall have the following characteristics: (i) an exercise price equal to the fair market price of the common stock of the Company on at date of grant; (ii) expiration date of ten (10) years from the Effective Date; (iii) vested over a four (4) year period, at 25% per year, with such vesting to occur at the end of Contract Year (unless the Compensation

             Committee of the Board of Directors of the Company provides for earlier vesting before such date); and (iv) subject to forfeiture on conditions as provided in the ISO and/or NSO documents.

4.      Covenants and Conditions.

(a) The Employee will acquire information and knowledge respecting the intimate and confidential affairs of the Company in the various phases of its business. Accordingly, the Employee agrees that he shall not for the term of his employment and for a period of two (2) years thereafter, use for himself or disclose to any person not employed by the Company (other than disclosures reasonably required to be made in the ordinary course of the Company's business) any such knowledge or information heretofore acquired or acquired during the term of this employment hereunder. Nothing in this agreement shall be construed to limit or supersede the common law of torts or statutory or other protection of trade secrets where such law provides the Company with greater protections or protections for a longer duration than that provided in this Section 4 of this Agreement.

(b) The Employee agrees that all memoranda, notes, records, papers, or other documents and all copies thereof relating to the Company's operations or business and containing confidential or proprietary information subject to protection under the Oregon Trade Secrets Act, some of which may be prepared by him, and all objects associated therewith (such as models and samples) in any way obtained by him shall be the Company's property. This shall include, but is not limited to, documents and objects concerning any process, apparatus, or product manufactured, used, developed, investigated, or considered by the Company. The
             Employee shall not, except for Company use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during his employment or thereafter. The Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the Company on termination of his employment, or at any other time on the Company's request, together with his written certification of compliance, except for those documents and objects received as a director of the Company.

5.       Death or Disability of the Employee.
         The Employee's employment shall terminate immediately upon his death. In the event the Employee becomes physically or mentally disabled under the terms of the then currently effective disability coverage for full time employees of the Company (which shall not be materially different from such coverage afforded to executive employees of The Company), he shall cease receiving compensation under the terms of this agreement. In the event that the Employee returns to active full time employment with the Company during the term of this agreement, or any extension or renewal thereof, he shall then be compensated for his employment under the terms of this agreement.

6.       Termination.
         The Company reserves the right to terminate the Employee's employment under this agreement should any of the following occur:

(a) The Employee's commission of a felony that is an act which, in the opinion of the Board of Directors, is either abhorrent to the community or is an intentional act, which the Board of Directors considers materially damaging to the reputation of the Company or its successors or assigns.

(b) The Employee's material breach of or failure to perform his obligations in accordance with the terms and conditions of this agreement following notice thereof and a thirty
             (30) day period to cure same.

(c)          The death or disability of the Employee.

7.       Covenant Not to Compete.
         In consideration of the employment hereunder, the Employee hereby agrees that during the term of his employment by the Company and for the term of his employment with the Company and for a period of two (2) years thereafter, the Employee will not either directly or indirectly own, have proprietary interest (except for less then 5% of any listed company or company traded in the over-the-counter market) of any kind in, be employed by, or serve as a consultant to or in any other capacity for any firm, other than the Company and its subsidiaries, engaged in the manufacture and/or distribution of school supplies, software, Internet services, equipment, furniture or other products, if such products or directly competitive products were made and/or distributed by the Company or any of the Company's present or future subsidiary corporations
         (acquired during the term of this Agreement) during the period of the Employee's employment, by the Company or any such subsidiary, in the area where they are engaged in business without the express written consent of the Company. The Employee agrees that a breach of the covenant contained herein may result in irreparable and continuing damage to the Company for which there may be no adequate remedy at law and in the event of any breach of such agreement, the Company shall be entitled to injunctive and such other and further relief including damages as may be proper.

8.       Notice.
         All notices, demands  and  other
         communications hereunder shall be deemed to have been duly given, if delivered by hand, telefaxed or mailed, certified or registered mail with postage prepaid:

             To the Company:    School Specialty, Inc.
                                1000  North  Bluemound Drive
                                P.O. Box 1579
                                Appleton,  WI   54913-1579
                                Attention:  Mr. Daniel P. Spalding
                                Fax:  (920) 734-6276

             With a copy to:    Joseph F. Franzoi IV, Esq.
                                Franzoi & Franzoi, S.C.
                                514 Racine Street
                                Menasha, WI  54952
                                Fax:  (920) 725-0998

             To Employee:       Brian E. Chapin
                                SmartStuff Development Corporation
                                2100 SE 10th Avenue
                                Portland, Oregon 97214

         or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

9.       Entire  Agreement;  Amendment;  Waiver.
         This Agreement  (including any  documents  referred
         to    herein)    sets   forth    the    entire
         understanding  of  the  parties  hereto   with
         respect to the subject matter contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether
         written  or  oral,  are  superseded  by   this
         Agreement.   This  Agreement  shall   not   be
         amended   or  modified  except  by  a  written
         instrument  duly  executed  by  each  of   the
         parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

10.      Expenses.
         The  Company will  pay  all  fees,
         expenses  and  disbursements of their  agents,
         representatives,   accountants   and   counsel
         incurred   in  connection  with  the   subject
         matter    of   this   Agreement,    and    its
         enforcement.

11.      Governing  Law.
         This Agreement shall in all respects be construed according to the laws of the State of Delaware, without regard to its conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.
                                         THE COMPANY:

                                SCHOOL SPECIALTY, INC.


                                /s/ David Vander Zanden
                                ----------------------------------
                                David  Vander  Zanden, President


                                EMPLOYEE:


                                /s/ Brian E. Chapin
                                ------------------------------------
                                Brian E. Chapin, Individually

                       EXHIBIT A
                    EXECUTIVE PLAN



The  Executive  Incentive Plan will  be  based  on  the
operating  profit  budget.  The  incentive  of  company
presidents  will  be  based  25%  on  the  consolidated
operating  budget and 75% on their company's  operating
profit budget.  Corporate executives' incentive will be
based 100% on the consolidated operating profit budget.
If  the budget is met, participants will be eligible to
receive  a bonus of 50% of base salary.  If the  budget
is   exceeded,   participants  will  be  eligible   for
additional bonus of up to 50% of base salary which will
be  calculated as a percentage of salary based upon the
amount  exceeding budget and the maximum payout  level.
If  the  budget  is not met, the bonus amount  will  be
zero.   New acquisitions will not be included in  these
calculations.

Consolidated operating profit must be at least 7% of sales in order for any incentives to be paid. Payment will be made annually after the audit and approval by the Board of Directors' Compensation Committee.



                                        Target
                                    Operating Profit 1


                                                Maximum
                             Budget        Payout Level

Consolidated            $31,000,000         $40,000,000
Childcraft               $3,900,000          $5,000,000
Re-Print                 $5,500,000          $7,100,000
Sax                      $5,700,000          $7,400,000
Traditional             $18,000,000         $23,200,000
Gresswell                  $750,000          $1,500,000
Education Access           $900,000          $1,800,000

1 These figures are based on the most recent version of the budget. When the budget is finalized, they will be revised to reflect our final operating budget.

       Calculations for Executive Incentive Plan




Example 1

                                           Act. Consolidated   Act. Childcraft
                                  Salary    Operating Profit   Operating Profit
President of Specialty Division  $100,000    $35,000,000          $4,900,000

-------------------------------------------------------


Percentage for exceeding budget

  Consolidated Portion
     Maximum payout level              $40,000,000
     Budget                           - 31,000,000
                                       ------------
                                        $9,000,000

         (50% of salary)   $50,000/ $9,000,000 = .56% x 25% = .139%

  Division Portion
     Maximum payout level               $5,000,000
     Budget                             $3,900,000
                                        -----------
                                        $1,100,000

         (50% of salary)   $50,000/ $1,100,000 = 4.55% x 75% = 3.41%

-------------------------------------------------------


Bonus earned for meeting budget
  Consolidated Operating Profit:       50%  x 100,000  x  .25  =   $12,500
  Division Operating Profit            50%  x 100,000  x  .75  =   $37,500
                                                                   --------
                                                                   $50,000

Bonus earned for exceeding budget
                   35,000,000 - 31,000,000 = 4,000,000  x  .139% =  $ 5,560
                    4,900,000 -  3,900,000 = 1,000,000  x 3.41% =   $34,100
                                                                    -------
                                                                    $39,660

     TOTAL BONUS EARNED                                             $89,660
                                                                    =======
                                                                      89.7%

Example 2
                                           Act. Consolidated  Act. Division
                                  Salary   Operating Profit   Operating Profit
President of Specialty Division  $100,000    $30,000,000        $4,900,000


Bonus earned for meeting budget
  Consolidated Operating Profit:         0%  x 100,000  x  .25  =       $0
  Division Operating Profit             50%  x 100,000  x  .75  =  $37,500
                                                                   --------
                                                                   $37,500

Bonus earned for exceeding budget
                   30,000,000 - 31,000,000 = (1,000,000)                $0
                    4,900,000 -  3,900,000 =  1,000,000  x 3.41% = $34,100
                                                                   --------
                                                                   $34,100
                                                                   --------
     TOTAL BONUS EARNED                                            $71,600
                                                                   ========
                                                                     71.6%